As filed with the Securities and Exchange Commission on January 31, 2007

Registration No. 333-139536

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NAVTEQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7372	77-0170321
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. Employer
incorporation or organization)	classification code number)	Identification No.)

222 Merchandise Mart, Suite 900
Chicago, Illinois 60654
(312) 894-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence M. Kaplan, Esq.
Senior Vice President and General Counsel
NAVTEQ Corporation
222 Merchandise Mart, Suite 900
Chicago, Illinois 60654
(312) 894-7000

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas L. Hanley, Esq.	William W. Matthews, Esq.
Pepper Hamilton LLP	Barry Siegel, Esq.
600 14th Street, N.W.	Klehr, Harrison, Harvey, Branzburg & Ellers LLP
Washington, D.C. 20005	260 South Broad Street
(202) 220-1200	Philadelphia, PA 19102
(215) 568-6060

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement is declared effective and all other conditions to the merger described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

NAVTEQ Corporation has prepared this Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-139536) for the sole purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement.  Amendment No. 2 does not modify any provision of the Proxy Statement/Prospectus that forms a part of the Registration Statement and accordingly such Proxy Statement/Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.               Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, that are incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of these actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not excluding other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

NAVTEQ’s certificate of incorporation and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law. Any repeal or modification of these provisions shall not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of that director or officer occurring prior to the amendment or repeal.

NAVTEQ has obtained and expect to maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers.

NAVTEQ has entered into indemnity agreements with our directors and officers providing the indemnification described above.

Item 21.               Exhibits and Financial Statement Schedules

(a)

Exhibit Number	Exhibit Description
2.1

Agreement and Plan of Merger by and among NAVTEQ Corporation, NAVTEQ Holdings B.V., NAVTEQ Holdings Delaware, Inc. and Traffic.com, Inc. dated as of November 5, 2006 (included as Annex A to the proxy statement/prospectus forming a part of this registration statement).

3.1	Amended and Restated Certificate of Incorporation. (1)
3.2	Amended and Restated Bylaws. (1)
4.1	Specimen Common Stock Certificate. (1)
5.1*	Opinion of Pepper Hamilton LLP, regarding the legality of the securities being issued.
8.1	Opinion of Pepper Hamilton LLP, relating to tax matters.
8.2*	Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, relating to tax matters.
10.1

Voting Agreement, dated as of November 5, 2006, by and among NAVTEQ Corporation and each of Robert N. Verratti, David L. Jannetta, The Jannetta Family Trust, Mark J. DeNino, and Christopher M. Rothey (included as Annex B-1 to the proxy statement/prospectus forming a part of this registration statement).

10.2

Voting Agreement, dated as of November 5, 2006, by and among NAVTEQ Corporation and each of TL Ventures III L.P., TL Ventures III Offshore L.P., TL Ventures III Interfund L.P., TL Ventures IV L.P. and TL Ventures IV Interfund L.P. (included as Annex B-2 to the proxy statement/prospectus forming a part of this registration statement).

21.1*	Subsidiaries of the Registrant.
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.4	Consent of Pepper Hamilton LLP (included in Exhibits 5.1 and 8.1).
23.5*	Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP (included in Exhibit 8.2).
24.1*	Power of Attorney (included in Part II of this registration statement).
99.1	Opinion of Allen & Company LLC (included as Annex C-1 to the proxy statement/prospectus included in this registration statement).
99.2	Opinion of Susquehanna Financial Group, LLLP (included as Annex C-2 to the proxy statement/prospectus included in this registration statement).
99.3*	Consent of Allen & Company LLC.
99.4*	Consent of Susquehanna Financial Group, LLLP.
99.5*	Form of Proxy Card of Traffic.com, Inc.

(1)                 Filed with NAVTEQ’s Registration Statement on Form S-1 (Registration No. 333-114637), as amended, and incorporated herein by reference.

*                         Previously filed.

Item 22.               Undertakings

(1)                 The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                 That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                     If the registrant is relying on Rule 430B:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that time an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                 The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6)                 The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 (the “Act”), and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)                 Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9)                 The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)          The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 31, 2007.

Navteq CORPORATION
By:	/s/ David B. Mullen
David B. Mullen
Executive Vice President and Chief Finanical Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Director, President and Chief Executive Officer
Judson C. Green	(Principal Executive Officer)	January 31, 2007
/s/ David B. Mullen	Executive Vice President and Chief Financial Officer
David B. Mullen	(Principal Financial Officer)	January 31, 2007
/s/ Neil T. Smith	Vice President and Corporate Controller
Neil T. Smith	(Principal Accounting Officer)	January 31, 2007
*
Christopher B. Galvin	Chairman of the Board	January 31, 2007
*
Richard J.A. de Lange	Director	January 31, 2007
*
Andrew J. Green	Director	January 31, 2007

Signature	Title	Date
*
Willam L. Kimsey	Director	January 31, 2007
*
Scott D. Miller	Director	January 31, 2007
*
Dirk-Jan van Ommeren	Director	January 31, 2007

*By:	/s/ David B. Mullen	January 31, 2007
David B. Mullen, as
Attorney-in-Fact